UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

OLD POINT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street

Hampton, Virginia 23669

(Address of principal executive offices)  (Zip Code)

(757) 728-1200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On April 2, 2025, Old Point Financial Corporation, a Virginia corporation (“Old Point”) and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Old Point (“Old Point Bank”) entered into an Agreement and Plan of Merger (together with the related plan of merger, the “Merger Agreement”) with TowneBank, a Virginia banking corporation. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Old Point will merge with and into TowneBank (the “Company Merger”), and (ii) immediately thereafter and contemporaneously therewith, Old Point Bank will merge with and into TowneBank (such merger, together with the Company Merger, the “Merger”), with TowneBank continuing as the surviving corporation in the Merger (the “Surviving Corporation”). The boards of directors of each of Old Point, Old Point Bank and TowneBank have unanimously approved the Merger Agreement.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $5.00 per share, of Old Point (“Old Point Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Old Point, will be converted into the right to receive, at the election of the holder of such share of Old Point Common Stock, and subject to proration in accordance with the Merger Agreement:

•	$41.00 per share in cash (the “Cash Consideration”); or

•	1.14 shares of common stock, par value $1.667 per share, of TowneBank (the “TowneBank Common Stock” or “Stock Consideration,” and together with the Cash Consideration and in each case, without interest, the “Merger Consideration”).

The shareholder election will be subject to a proration mechanism, such that the total number of shares of Old Point Common Stock entitled to receive the Stock Consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point Common Stock issued and outstanding immediately prior to the Effective Time, and all other shares of Old Point Common Stock issued and outstanding immediately prior to the Effective Time will be entitled to receive the Cash Consideration.

Treatment of Old Point Equity Awards

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each restricted share of Old Point Common Stock that is outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the Merger Consideration.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from TowneBank, on the one hand, and Old Point and Old Point Bank, on the other hand, and customary covenants, including among others, relating to (i) the conduct of Old Point’s and Old Point Bank’s respective businesses during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the obligation of Old Point to call a meeting of its shareholders to approve the Merger Agreement and an amendment to the Old Point articles of incorporation to allow Old Point to merge with and into TowneBank (the “Articles Amendment”) and (iii) non-solicitation obligations of Old Point related to alternative business combination proposals.

Under the Merger Agreement, each of TowneBank and Old Point has agreed to use its reasonable best efforts to obtain as promptly as practicable all consents required to be obtained from any governmental authority or other third party that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement. Notwithstanding such general obligation to obtain such consents of governmental authorities, TowneBank is not required, and Old Point is not permitted without TowneBank’s consent, to take any action that would reasonably be expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, after giving effect to the Merger (measured on a scale relative to the size of TowneBank and its subsidiaries, taken as a whole, without giving effect to the Merger (except in the case of any such actions caused by or arising solely out of the separate business or operations of Old Point or its subsidiaries prior to the closing, in which case the standard will be measured on a scale relative to Old Point and its subsidiaries, taken as a whole, without giving effect to the Merger)) (a “Materially Burdensome Regulatory Condition”).

Pursuant to the Merger Agreement, at the Effective Time, each of the members of Old Point’s board of directors serving immediately prior to the Effective Time will be invited to join the Peninsula regional advisory board of directors of TowneBank or another regional advisory board of directors of TowneBank of their choosing. Membership on such board will be conditional upon the director executing an agreement providing that such person will not engage in certain activities competitive with TowneBank until the later of the date that is two years following the Effective Time or the date on which he or she ceases to be a member of such regional advisory board. TowneBank’s directors and officers shall be the directors and officers of the Surviving Corporation following the Merger.

Closing Conditions

The completion of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and the Articles Amendment by Old Point’s shareholders, (ii) authorization for listing on Nasdaq of the shares of TowneBank Common Stock to be issued in the Merger, subject to official notice of issuance, (iii) the receipt of specified governmental consents and approvals, including from the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency and the Bureau of Financial institutions of the Virginia State Corporation Commission, and termination or expiration of all applicable waiting periods in respect thereof, and, in the case of TowneBank’s obligation to effect the Merger, without the imposition of a Materially Burdensome Regulatory Condition, and (iv) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) the accuracy of the representations and warranties of the other party, subject to certain materiality and material adverse effect qualifications, (b) performance in all material respects by the other party of its obligations under the Merger Agreement and (c) receipt by such party of an opinion from counsel to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Termination; Termination Fee

The Merger Agreement provides certain termination rights for TowneBank and Old Point and further provides that a termination fee of $8.2 million will be payable by Old Point in the event that the Merger Agreement is terminated under certain circumstances.

Important Statement Regarding Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding TowneBank or Old Point, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding TowneBank, Old Point, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement of Old Point as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that each of TowneBank and Old Point make with the FDIC or the U.S. Securities and Exchange Commission (the “SEC”), as applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Change of Control Severance Agreements with Ms. Liles and Mr. Hotchkiss

On April 2, 2025, Old Point Bank entered into Change of Control Severance Agreements with Cathy W. Liles, Executive Vice President, Chief Financial Officer of Old Point Bank (the “Liles Change of Control Agreement”) and Thomas Hotchkiss, Executive Vice President and Chief Credit Officer of Old Point Bank (the “Hotchkiss Change of Control Agreement,” and together with the Liles Change of Control Agreement, the “Change of Control Agreements”). The Liles Change of Control Agreement amends and replaces the Change of Control Severance Agreement between Old Point Bank and Ms. Liles dated May 23, 2024, and the Hotchkiss Change of Control Agreement amends and replaces the Change of Control Severance Agreement between Old Point Bank and Mr. Hotchkiss dated September 17, 2019.

The Change of Control Agreements provide certain payments and benefits in the event of a termination of the employee’s employment by Old Point Bank without “cause” or by the employee for “good reason” within the two-year period following a “change of control” (as those terms are defined in the Change of Control Agreements). In such event, the employee would be entitled to receive (i) an amount equal to 2.00 times his or her base salary as in effect at the time of termination, payable in equal installments over a 24-month period; (ii) an amount equal to 2.00 times the average annual bonus payable to the covered employee for the five years preceding the calendar year in which the termination occurs (or the average for the number of years the employee has had a Change of Control Severance Agreement in effect with Old Point Bank, if less than five years), payable in equal installments over a 24-month period; and (iii) a lump sum amount equal to the product of 24 times the monthly rate of Old Point Bank’s subsidy for coverage in its medical, dental and vision plans for active employees, payable 60 days following termination. Each Change in Control Agreement also provides that payments and benefits to the covered employee will be limited to the maximum amount that does not implicate certain tax deductibility limitations.

The Change of Control Agreements also include the following covenants that apply to the employee following the termination of his or her employment for any reason: (i) a confidentiality covenant that applies for five years following the termination of the employee’s employment; and (ii) non-solicitation, non-piracy and non-competition covenants that each apply for 12 months following the termination of the employee’s employment. Payments under each Change in Control Agreement are contingent on the employee signing and not revoking a release of claims and on the employee’s compliance with these restrictive covenants.

The foregoing description of the Change of Control Agreements is qualified in its entirety by reference to the full text of the Change of Control Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, TowneBank entered into a support agreement (each, a “Support Agreement”) with each of the directors of Old Point and PL Capital Advisors, LLC, who collectively hold the power to vote approximately 30% of the issued and outstanding Old Point Common Stock. Pursuant to the Support Agreements, each such shareholder has agreed, among other things and subject to the terms of the Support Agreement, to (i) vote its shares of Old Point Common Stock, in favor of the approval of the Merger Agreement and the Articles Amendment and (ii) not transfer its shares of Old Point Common Stock, with certain limited exceptions. The Support Agreements will each terminate upon the earlier of the termination of the Merger Agreement or the Effective Time.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, the form of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Employment Agreements

Simultaneous with the execution of the Merger Agreement, TowneBank entered into employment agreements with certain Old Point executives, pursuant to which such individuals will continue employment with TowneBank following the completion of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 2, 2025, by and among Old Point Financial Corporation, The Old Point National Bank of Phoebus, and TowneBank.*

Exhibit 10.1	Change of Control Severance Agreement, dated April 2, 2025, by and between The Old Point National Bank of Phoebus and Cathy W. Liles.

Exhibit 10.2	Change of Control Severance Agreement, dated April 2, 2025, by and between The Old Point National Bank of Phoebus and Thomas Hotchkiss.

Exhibit 99.1	Form of Support Agreement, dated as of April 2, 2025, by and among TowneBank and certain shareholders of Old Point.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point. Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank’s and Old Point’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Old Point’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Old Point or Old Point Bank may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (5) the outcome of any legal proceedings that may be instituted against TowneBank or Old Point; (6) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between TowneBank and Old Point; (7) reputational risk and potential adverse reactions of TowneBank or Old Point’s customers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (8) the dilution caused by TowneBank’s issuance of additional shares of its capital stock in connection with the transaction; (9) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; (10) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Old Point are engaged; (11) competitive pressures in the banking industry that may increase significantly; (12) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (13) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Old Point’s overall liquidity or capitalization; (14) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (15) insufficiency of TowneBank’s or Old Point’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (16) adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (17) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (18) unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorism, or public health events; (19) cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact; (20) the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (21) changes in business conditions; (22) changes in the securities market; and (23) changes in the local economies with regard to TowneBank’s and Old Point’s respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank’s reports filed with the FDIC or Old Point’s reports filed with the SEC. TowneBank and Old Point undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank or a solicitation of any vote or approval. In connection with the transaction, Old Point will file with the SEC a preliminary proxy statement, which will include an offering circular with respect to the common stock of TowneBank. Old Point will deliver a definitive proxy statement/offering circular to its shareholders seeking approval of the transaction and related matters. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and the SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the definitive proxy statement/offering circular regarding the proposed transaction when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed transaction. Free copies of the definitive proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement/offering circular, when available, also may be obtained by directing a request by telephone or mail to Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Investor Relations (telephone: (757) 728-1743), or by accessing Old Point’s website at https://www.oldpoint.com under “Investor Relations.” Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov/). The documents described above also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23435, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Old Point’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the FDIC or SEC.

Participants in the Solicitation

TowneBank, Old Point, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Old Point in connection with the transaction. Information about the interests of the directors and executive officers of TowneBank and Old Point and other persons who may be deemed to be participants in the solicitation of shareholders of Old Point in connection with the transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/offering circular related to the transaction, which will be filed by Old Point with the SEC.

Information about the directors and executive officers of TowneBank and their ownership of TowneBank common stock is also set forth in the definitive proxy statement for TowneBank’s 2025 Annual Meeting of Shareholders, as filed with the FDIC on Schedule 14A on April 2, 2025. Information about the directors and executive officers of TowneBank, their ownership of TowneBank common stock, and TowneBank’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationship and Related Transactions, and Director Independence” included in TowneBank’s annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the FDIC on February 28, 2025, and in the sections entitled “Election of Directors – Proposal One,” “Ownership of Company Common Stock,” “Compensation Discussion and Analysis,” “Named Executive Officers Compensation,” “Compensation of Directors” and “Related Party Transactions” included in TowneBank’s definitive proxy statement in connection with its 2025 Annual Meeting of Shareholders, as filed with the FDIC on April 2, 2025. To the extent holdings of TowneBank common stock by the directors and executive officers of TowneBank have changed from the amounts of TowneBank common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the FDIC. Free copies of these documents may be obtained as described above.

Information about the directors and executive officers of Old Point and their ownership of Old Point common stock can also be found in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm) and other documents subsequently filed by Old Point with the SEC. Information about the directors and executive officers of Old Point, their ownership of Old Point common stock, and Old Point’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Old Point’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000740971/000114036125011206/ef20039021_10k.htm), and in the sections entitled “Proposal One – Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” “Executive Compensation” and “Interest of Management in Certain Transactions” included in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm). To the extent holdings of Old Point common stock by the directors and executive officers of Old Point have changed from the amounts of Old Point common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD POINT FINANCIAL CORPORATION
(Registrant)

By:	/s/ Robert F. Shuford Jr.
Name: Robert F. Shuford Jr.
Title: Chairman of the Board, President & Chief Executive Officer

Date: April 7, 2025